Exhibit 99.1

For more information contact: Peter Benoist or Frank Sanfilippo (314) 725 5500 Jerry Mueller (314) 512-7251 or Ann Marie Mayuga (314)4854390

St. Louis, January 26, 2009. Enterprise Financial Services Corp (NASDAQ: EFSC) announced that it intends to release earnings for its fourth quarter and year ended December 31, 2008 on January 30, 2009. The company originally scheduled its release for January 26, 2009.

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City and a loan production office in Phoenix AZ. Enterprise is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

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